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EXHIBIT 99.1

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Greg Neeb, Treasurer
703/526-5150

FOR IMMEDIATE RELEASE

MILLS CORP. COMPLETES PURCHASE OF ITS JOINT VENTURE INTERESTS HELD BY SIMON PROPERTY GROUP

Arlington, VA, June 11, 2002—The Mills Corporation (NYSE: MLS) announced today that it had completed the acquisition of 100% of its joint venture interests held by its partner, Simon Property Group (NYSE: SPG) in five "Mills-type" market dominant retail and entertainment destinations on May 31, 2002. All of the acquired interests are in operating assets, including some of the Mills' most productive properties.

Simon Property Group sold its interests in the five assets for $430 million, including approximately $255 million of allocable joint venture project level debt, to the Mills Corporation, Kan Am (the Mills Corporation's long-time private equity partner) and Taubman Centers (NYSE: TCO). The Mills Corporation's share of the purchase price was $306 million which includes the assumption of approximately $182 million of allocable joint venture project level debt. Kan Am purchased joint venture interests from Simon Property Group in four of the five properties which Kan Am currently has an interest in for approximately $91 million including the assumption of approximately $54 million of allocable joint venture debt on those four properties. Taubman Centers purchased 50% of Simon Property Group's interest in Arizona Mills for approximately $33 million which includes $19 million of allocable joint venture debt for Arizona Mills. The cash portion of the Mills Corporation's share of the purchase price was funded by approximately $124 million in cash raised from the Company's recent equity offering of 7.5 million shares which closed on May 6, 2002.

Summary of Properties in Simon Acquisition Transaction:

				GLA Information (000's)
	SPG interests sold to
Property Name/ Location					Anchor Tenants
	MLS(A)	Kan Am(A)	TCO(A)	Total Center
Ontario Mills Los Angeles, CA	18.75%	6.25%	—	1,455	Nordstrom Rack, Off 5th-Saks Fifth Avenue, Nike Factory Store, Van's Skate Park, AMC Theatres
Grapevine Mills Dallas, TX	28.125%	9.375%	—	1,546	Last Call-Neiman Marcus, Off 5th-Saks Fifth Avenue, Bass Pro Shops Outdoor World, AMC Theatres
Arizona Mills Phoenix, AZ	13.16%	—	13.16%	1,227	Off 5th-Saks Fifth Avenue, Last Call-Neiman Marcus, Hilo Hattie, Harkin's Great Mall Cinemas

Concord Mills Charlotte, NC	28.125%	9.375%	—	1,247	Bass Pro Shops Outdoor World, Off 5th-Saks Fifth Avenue, Old Navy, Jillian's
Arundel Mills Baltimore, MD — Washington DC	28.125%	9.375%	—	1,163	Bass Pro Shops Outdoor World, Off 5th-Saks Fifth Avenue, Muvico, Old Navy, Jillian's

(A)
Percentage interest to be acquired by the Mills Corporation was adjusted to reflect the purchase by Kan Am of 25% of Simon's joint venture interest in Ontario Mills, Grapevine Mills, Concord Mills and Arundel Mills and the purchase of 50% of Simon's joint venture interest in Arizona Mills. Percentages reflected in this table do not reflect each joint venture partners' economic ownership which generally takes into account preferences which are paid to each partner as a percentage of each partners' unreturned capital balance. For a more complete discussion of economic ownership, please refer the Mills Corporation's quarterly filings with the Securities and Exchange Commission on Form 10-Q and annual filing on Form 10-K.

The Mills Corporation is a self-managed real estate investment trust (REIT) based in Arlington, Va., that owns, develops, leases, manages and markets a portfolio of 13 market dominant retail and entertainment destinations (12 Mills and one Block) totaling approximately 18 million square feet in 11 states. Currently, the company has four projects under construction and/or development in the United States and two internationally: Toronto, Canada and Madrid, Spain. The company's Internet address is www.millscorp.com.

Statements in this press release that are not historical may be deemed forward-looking statements within the meaning of the federal securities laws. Although the Mills Corporation and Simon Property Group believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Companies can give no assurance that their expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The Companies undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the Companies' various filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K for a discussion of such risks and uncertainties.

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  EXHIBIT 99.1